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                                                                    EXHIBIT 2.7

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       MAY 07 1990





                            CERTIFICATE OF AMENDMENT
                                       TO
                          THE ARTICLES OF INCORPORATION
                                       OF
                        WALSH COMMUNICATIONS GROUP, INC.


FRANKIE SUE DEL PAPA  SECRETARY OF STATE
/s/ FRANKIE SUE DEL PAPA
----------------------------------------
65-87

         Pursuant to the Nevada Corporations Act, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Certificate of Amendment for the Corporation this 4th day of May, 1990.

         RESOLVED, that Article I - NAME be amended to reflect the new name of the corporation,namely: AVE, INC.

Article I - NAME is hereby amended as follows:

                                    Article I
                                      NAME

         The name of this corporation is AVE, INC.


The amendment was approved by all of the issued and outstanding shares, and will not increase the capitalization of the corporation.

                                   WALSH COMMUNICATIONS GROUP, INC.


                                    /s/ VICTOR ALEXANDER
                                    ----------------------------------------
                               By:  Victor Alexander, President


                                    /s/ LIV MARIE ALEXANDER
                                    ----------------------------------------
                           Attest:  Liv Marie Alexander, Secretary